Exhibit 99.1

Potbelly Corporation Reports Results for Third Fiscal Quarter 2024

GAAP EPS of $0.12 + 140% y-y and Adjusted EPS of $0.08 + 100% y-y

Increased Profitability with Net Income +150% y-y and Adjusted EBITDA +19% y-y

Eight shop openings and 32 additional franchise shop commitments in the third quarter

Chicago, IL. November 7, 2024 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for its third fiscal quarter ended September 29, 2024.

Key highlights for the quarter ended September 29, 2024, compared to September 24, 2023:

•Average Weekly Sales (AWS) decreased 1.3% to $24,870 compared to $25,190.

•Total revenues decreased by 4.7% to $115.1 million compared to $120.8 million.

◦Company-operated sandwich shop sales, net decreased $7.6 million or 6.4% driven by the short-term impact of last year’s refranchising, which included the sale of 26 company shops since Q2 2023.

◦Franchise royalties, fees and rent income increased $1.9 million or 79.2% driven by a 30% increase in franchised units.

•Company-operated same-store sales in the third quarter decreased 1.8%.

•GAAP net income attributable to Potbelly Corporation was $3.7 million compared to $1.5 million. GAAP diluted earnings per share (EPS) was $0.12 compared to $0.05.

•Adjusted net income1 attributable to Potbelly Corporation was $2.5 million compared to $1.1 million. Adjusted diluted EPS1 was $0.08 compared to$0.04.

•Adjusted EBITDA1 increased 19.0% to $8.7 million compared to $7.3 million.

(1)    Adjusted net income, adjusted diluted EPS and adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables. For a discussion of why we consider them useful, see “Non-GAAP Financial Measures” below.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “During the third quarter, our team once again demonstrated the effectiveness of our five-pillar strategic plan amidst a dynamic consumer environment. Our app and Potbelly Perks program drove a positive shift in our comp trajectory and engagement with our brand, while our $7.99 everyday value platform supported sales and traffic; We achieved a 70-basis point year-over-year improvement in our shop profit margins; metered our G&A spend to deliver EBITDA growth; and opened eight new shops with our franchise partners as we further accelerate our unit growth. While I’m thrilled with what we’ve accomplished together to date, I believe the future for Potbelly is even brighter.”

Wright continued, “Starting November 11th, Potbelly customers can enjoy new permanent additions to our core menu, including two new sandwiches made with our slow-cooked pulled pork and they can also uniquely tailor their experience with exciting new sauces and toppings options for every sandwich. In addition, we completed the systemwide rollout of Craft Refreshers at the end of September in partnership with Tractor Beverage Company, capitalizing on the trend toward non-carbonated, cold beverages. Overall, through our craveable, quality food at a great value, a winning digital strategy that continues to drive awareness, connection and traffic, and a strong franchise-led growth pipeline with a clear path to 2,000 units in the US, we are ready to capitalize on the opportunities ahead to take Potbelly to the next level of growth in 2025 and beyond.”

Financial Outlook

The company introduces 4Q’24 and updated 2024 guidance below, while reiterating the previously provided long-term growth ranges.

4Q’24 Guidance
Same Store Sales % Growth	-2.5% to -0.5%
Adjusted EBITDA (2)	$7.0M to $8.0M

2024 Guidance
Same Store Sales % Growth	-1.2% to -0.5%
New Unit Growth	24-26 shops
Adjusted EBITDA (2)	$29.5M to $30.5M

(2) Quarterly and full-year guidance set forth above reflect the impact of refranchising 33 former company locations in 2023; the 53rd week in 2023, which will not recur in 2024; increased costs associated with the Company’s investment in development efforts to support sustained franchise growth and a $1.1 million settlement gain in the first quarter 2024 with a third-party software provider. The effect of 2023 refranchising is most pronounced in the first three quarters of 2024.

Development Update

During the third quarter, the Company opened eight Potbelly shops bringing the total number of new shops to 15 through the end of the third quarter and two additional locations so far during the fourth quarter, 2024. The Company now expects to open 9-11 total shops in the fourth quarter for a total of 24-26 shops for the year as Hurricanes Helene and Milton impacted some of its Florida franchisees’ ability to open units in the short term.

In addition, during the third quarter, the Company signed franchise shop commitments, for a total of 32 new Potbelly shops bringing the total number of new franchise shop commitments signed in 2024 to 86. As of September 29, 2024, Potbelly has 695 open and committed shops representing an increase of 28% over the third quarter of 2023.

Share Repurchase Program

As of September 29, 2024, the Company had repurchased approximately 116 thousand shares of its common stock for a total of approximately $0.9 million. As of September 29, 2024, the Company had $19.1 million under its three-year share repurchase program authorized on May 7, 2024.

The Company may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including using trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of common stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-833-630-1088 in the U.S. & Canada, or 1-412-317-1817 internationally.

For those unable to participate, an audio replay will be available following the call through Thursday, November 14, 2024. To access the replay, please call 844-512-2921 (U.S. & Canada), or 412-317-6671 (International) and enter confirmation code 10192439. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 425 shops in the United States including more than 80 franchised shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income, franchise fee, and other fees collected from franchisees including advertising and rent.

•Company-operated comparable store sales or same-store traffic – an operating measure that represents the change in year-over-year sales or entrée counts for the comparable company-operated store base open for 15 months or longer. In fiscal years that include a 53rd week, the last week of the fourth quarter and fiscal year is excluded from the year-over-year comparisons so that the time periods are consistent. In fiscal years that follow a 53-week year, the current period sales are compared to the trailing 52-week sales to compare against the most closely comparable weeks from the prior calendar year.

•Average Weekly Sales (AWS) – an operating measure that represents the average weekly sales of all company-operated shops which reported sales during the associated time period.

•Average Unit Volume (AUV) – an operating measure that represents the average annual sales of all company-operated shops which reported sales during the associated time period.

•System-wide sales – an operating measure that represents the sum of sales generated by company-operated shops and sales generated by franchised shops, net of all promotional allowances, discounts, and employee meals. Net sales from franchised shops are not included in total revenues. Rather, revenues are limited to the royalties, fees and other income collected from franchisees.

•EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes.

•Adjusted EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.

•Shop-level profit (loss) – a non-GAAP measure that represents income (loss) from operations excluding franchise royalties and fees, franchise support, marketing and rent expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs, loss on Franchise Growth Acceleration Initiative activities and impairment, loss on the disposal of property and equipment and shop closures.

•Shop-level profit (loss) margin – a non-GAAP measure that represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

•Adjusted net income (loss) – a non-GAAP measure that represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.

•Adjusted diluted EPS – a non-GAAP measure that represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.

•Shop commitments – an operating measure that represents the number of company and franchise shops that are committed to be developed. For franchise shops, a shop development area agreement (SDAA) or standalone franchise agreement represents a commitment. For company shops, a commitment is made through a good faith combination of business decision-making and capital allocation needed to develop and operate a new shop location.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.” Because the Company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the Company's reported earnings in future periods, the Company is not providing a reconciliation for the 2024 guidance.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our (i) future financial position and results of operations, (ii) 3Q’24 and full year 2024 outlook and guidance and (iii) expectations regarding our new stock repurchase program.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary

Statement on Forward-Looking Statements” included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jeff Priester
ICR
investor@potbelly.com

Media Contact:
ICR
PotbellyPR@icrinc.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended				For the Year to Date Ended
	Sep 29, 2024	% of Revenues	Sep 24, 2023	% of Revenues	Sep 29, 2024	% of Revenues	Sep 24, 2023	% of Revenues
Revenues
Sandwich shop sales, net	$110,769	96.2%	$118,340	98.0%	$333,882	96.5%	$359,995	98.5%
Franchise royalties, fees and rent income	4,351	3.8	2,428	2.0	12,088	3.5	5,665	1.5
Total revenues	115,120	100.0	120,768	100.0	345,970	100.0	365,660	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	29,469	26.6	32,901	27.8	90,045	27.0	100,424	27.9
Labor and related expenses	32,274	29.1	34,188	28.9	96,840	29.0	108,556	30.2
Occupancy expenses	11,803	10.7	12,653	10.7	36,060	10.8	39,046	10.8
Other operating expenses	20,255	18.3	21,277	18.0	61,348	18.4	62,686	17.4

(Percentages stated as a percent of total revenues)
Franchise support, rent and marketing expenses	2,795	2.4	1,553	1.3	8,333	2.4	3,359	0.9
General and administrative expenses	10,597	9.2	11,894	9.8	34,010	9.8	33,558	9.2
Depreciation expense	3,236	2.8	3,044	2.5	9,263	2.7	8,902	2.4
Pre-opening costs	55	NM	59	NM	151	NM	114	NM
Loss on Franchise Growth Acceleration Initiative activities	—	NM	110	NM	161	NM	1,073	0.3
Impairment, loss on disposal of property and equipment and shop closures	384	0.3	458	0.4	1,270	0.4	2,161	0.6
Total expenses	110,868	96.3	118,137	97.8	337,481	97.5	359,879	98.4
Income from operations	4,252	3.7	2,631	2.2	8,489	2.5	5,781	1.6

Interest expense, net	162	0.1	853	0.7	707	0.2	2,531	0.7
Loss on extinguishment of debt	—	NM	—	NM	2,376	NM	239	0.1
Income before income taxes	4,090	3.6	1,778	1.5	5,406	1.6	3,011	0.8
Income tax expense (benefit)	11	NM	129	0.1	(30,920)	(8.9)	186	NM
Net income	4,079	3.5	1,649	1.4	36,326	10.5	2,825	0.8
Net income attributable to non-controlling interest	344	0.3	154	0.1	646	0.2	442	0.1
Net income attributable to Potbelly Corporation	$3,735	3.2%	$1,495	1.2%	$35,680	10.3%	$2,383	0.7%

Net income per common share attributable to common stockholders:
Basic	$0.12		$0.05		$1.20		$0.08
Diluted	$0.12		$0.05		$1.16		$0.08
Weighted average shares outstanding:
Basic	29,939		29,324		29,805		29,143
Diluted	30,380		30,028		30,654		29,915
_______________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Consolidated Balance Sheets – Unaudited
(amounts in thousands, except par value data)

	September 29, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$11,200	$33,788
Accounts receivable, net of allowances of $33 and $26 as of September 29, 2024 and December 31, 2023, respectively	10,045	7,960
Inventories	3,511	3,516
Prepaid expenses and other current assets	7,081	7,828
Assets classified as held-for-sale	—	—
Total current assets	31,837	53,092

Property and equipment, net	48,490	45,087
Right-of-use assets for operating leases	135,007	144,390
Indefinite-lived intangible assets	3,404	3,404
Goodwill	2,053	2,056
Restricted cash	749	749
Deferred tax assets	31,201	—
Deferred expenses, net and other assets	5,908	3,681
Total assets	$258,649	$252,460

Liabilities and equity
Current liabilities
Accounts payable	$8,255	$9,927
Accrued expenses	33,664	35,377
Short-term operating lease liabilities	23,494	24,525
Current portion of long-term debt	—	1,250
Total current liabilities	65,413	71,078

Long-term debt, net of current portion	3,000	19,168
Long-term operating lease liabilities	130,441	142,050
Other long-term liabilities	7,269	6,070
Total liabilities	206,123	238,367

Equity
Common stock, $0.01 par value—authorized 200,000 shares; outstanding 29,935 and 29,364 shares as of September 29, 2024 and December 31, 2023, respectively	398	389
Warrants	1,745	2,219
Additional paid-in-capital	468,685	462,583
Treasury stock, held at cost, 10,392 and 10,077 shares as of September 29, 2024, and December 31, 2023, respectively	(119,839)	(116,701)
Accumulated deficit	(298,117)	(333,797)
Total stockholders’ equity	52,872	14,693
Non-controlling interest	(346)	(600)
Total equity	52,526	14,093

Total liabilities and equity	$258,649	$252,460

Potbelly Corporation
Consolidated Statements of Cash Flows – Unaudited
(amounts in thousands)

	For the Year to Date Ended
	September 29, 2024	September 24, 2023
Cash flows from operating activities:
Net income	$36,326	$2,825
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	9,263	8,902
Noncash lease expense	18,632	18,890
Deferred income tax	(31,476)	(82)
Stock-based compensation expense	4,327	3,408
Asset impairment, loss on disposal of property and equipment and shop closures	759	824
Loss on Franchise Growth Acceleration Initiative activities	161	1,030
Loss on extinguishment of debt	2,376	224
Other operating activities	182	331
Changes in operating assets and liabilities:
Accounts receivable, net	(2,107)	(1,499)
Inventories	12	227
Prepaid expenses and other assets	(753)	(934)
Accounts payable	(2,312)	(2,019)
Operating lease liabilities	(21,234)	(20,473)
Accrued expenses and other liabilities	(1,096)	2,847
Net cash provided by operating activities:	13,060	14,501

Cash flows from investing activities:
Purchases of property and equipment	(13,017)	$(12,252)
Proceeds from sale of refranchised shops and other assets	227	1,362
Other investing activities	(210)	—
Net cash used in investing activities:	(13,000)	(10,890)

Cash flows from financing activities:
Borrowings under Revolving Facility	9,000	—
Borrowings under Term Loan	—	25,000
Borrowings under Former Credit Facility	—	14,600
Repayments under Revolving Facility	(6,000)	—
Repayments under Term Loan	(22,827)	—
Repayments under Former Credit Facility	—	(23,150)
Payment of debt issuance costs	(623)	(2,204)
Proceeds from exercise of warrants	1,309	961
Employee taxes on certain stock-based payment arrangements	(2,178)	(1,251)
Contributions from non-controlling interest	303	—
Distributions to non-controlling interest	(695)	(560)
Principal payments made for Term Loan	—	(938)
Treasury Stock repurchase	(937)	—
Net cash (used in) provided by financing activities:	(22,648)	12,458

Net change in cash and cash equivalents and restricted cash	(22,588)	16,069
Cash and cash equivalents and restricted cash at beginning of period	34,537	15,619
Cash and cash equivalents and restricted cash at end of period	$11,949	$31,688

Supplemental cash flow information:
Income taxes paid	$727	$428
Interest paid	$569	$2,349

Supplemental non-cash investing and financing activities:
Unpaid liability for purchases of property and equipment	$1,632	$859
Unpaid liability for employee taxes on certain stock-based payment arrangements	$40	$38

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
Net income attributable to Potbelly Corporation, as reported	$3,735	$1,495	$35,680	$2,383
Impairment, loss on disposal of property and equipment and shop closures(1)	384	458	1,270	2,161
Loss on extinguishment of debt(2)	—	—	2,376	239
Loss on Franchise Growth Acceleration Initiative activities(3)	—	110	161	1,073
Total adjustments before income tax	384	568	3,807	3,473
Income tax adjustments(4)	(1,617)	(983)	(34,232)	(2,160)
Total adjustments after income tax	(1,233)	(415)	(30,425)	1,313
Adjusted net income attributable to Potbelly Corporation	$2,502	$1,080	$5,255	$3,696

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.08	$0.04	$0.18	$0.13
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.08	$0.04	$0.17	$0.12

Shares used in computing adjusted net income attributable to Potbelly Corporation per share:
Basic	29,939	29,324	29,805	29,143
Diluted	30,380	30,028	30,654	29,915

	For the Quarter Ended		For the Year to Date Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
Net income attributable to Potbelly Corporation, as reported	$3,735	$1,495	$35,680	$2,383
Depreciation expense	3,236	3,044	9,263	8,902
Interest expense, net	162	853	707	2,531
Income tax expense (benefit)	11	129	(30,920)	186
EBITDA	$7,144	$5,521	$14,730	$14,002
Impairment, loss on disposal of property and equipment and shop closures(1)	384	458	1,270	2,161
Stock-based compensation expense	1,136	1,192	4,328	3,407
Loss on extinguishment of debt(2)	—	—	2,376	239
Loss on Franchise Growth Acceleration Initiative activities(3)	—	110	161	1,073
Adjusted EBITDA	$8,664	$7,281	$22,865	$20,882

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended		For the Year to Date Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
Income from operations [A]	$4,252	$2,631	$8,489	$5,781
Income from operations margin [A÷B]	3.7%	2.2%	2.5%	1.6%
Less: Franchise royalties, fees and rent income	4,351	2,428	12,088	5,665
Franchise support, rent and marketing expenses	2,795	1,553	8,333	3,359
General and administrative expenses	10,597	11,894	34,010	33,558
Depreciation expense	3,236	3,044	9,263	8,902
Pre-opening costs	55	59	151	114
Loss on Franchise Growth Acceleration Initiative activities(3)	—	110	161	1,073
Impairment, loss on disposal of property and equipment and shop closures(1)	384	458	1,270	2,161
Shop-level profit [C]	$16,968	$17,321	$49,589	$49,283
Total revenues [B]	$115,120	$120,768	$345,970	$365,660
Less: Franchise royalties, fees and rent income	4,351	2,428	12,088	5,665
Sandwich shop sales, net [D]	$110,769	$118,340	$333,882	$359,995
Shop-level profit margin [C÷D]	15.3%	14.6%	14.9%	13.7%

Potbelly Corporation
Selected Operating Data – Unaudited
(amounts in thousands, except shop counts)

	For the Quarter Ended		For the Year to Date Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
Selected Operating Data
Revenue Data:
Company-operated comparable store sales	(1.8)%	8.0%	(0.6%)	14.0%
System-Wide Sales:
Sales from company-operated shops, net	$110,769	$118,340	$333,882	$359,995
Sales from franchise shops, net(5)	28,464	19,863	84,009	52,203
System-wide sales	$139,233	$138,203	$417,891	$412,198

	For the Quarter Ended		For the Year to Date Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
Company-operated shops:
Beginning of period	345	372	345	384
Openings	1	1	3	1
Shops sold to franchise	—	(12)	(1)	(20)
Closures	(1)	—	(2)	(4)
Shops at end of period	345	361	345	361
Franchised shops:
Beginning of period	84	55	79	45
Openings	7	2	12	4
Shops sold to franchise	—	12	1	20
Closures	(1)	—	(2)	—
Shops at end of period	90	69	90	69
System-wide shops:
Beginning of period	429	427	424	429
Openings	8	3	15	5
Closures	(2)	—	(4)	(4)
Shops at end of period	435	430	435	430

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.

2)This adjustment includes costs related to the loss recognized upon the termination of the Company’s term loan and former credit agreement for 2024 and 2023, respectively.

3)This adjustment includes costs related to our plan to grow our franchise units domestically through multi-unit shop development area agreements, which may include refranchising certain company-operated shops.

4)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate and the change in the Company’s income tax valuation allowance during the period.

5)Sales from franchise shops, net for the quarter ended June 30, 2024 was inadvertently understated by $2.2 million. The amounts presented have been adjusted to correctly reflect those sales in the year-to-date period. This error had no impact on any other previously reported GAAP or non-GAAP measures.